Exhibit 99.1

Validus Holdings, Ltd.
Revised AlphaCat Supplementary Schedule - March 31, 2013

29 Richmond Road
Pembroke, HM08 Bermuda
Telephone: (441) 278-9000
Facsimile: (441) 278-9090
Website: www.validusholdings.com
Mailing address: Suite 1790 48 Par-la-Ville Road
Hamilton, HM11 Bermuda

Validus Holdings, Ltd.
AlphaCat Income Statements - Three months ended
(Expressed in thousands of U.S. Dollars, except share and per share information)
	Three Months Ended March 31, 2013
	AlphaCat Managers (a)	AlphaCat Re & Master Fund (a)	AlphaCat Re 2011 & 2012 (b)	AlphaCat ILS Funds & AlphaCat 2013 (c) (b)	PaCRe, Ltd. (d)	AlphaCat on Fully Consolidated Basis	AlphaCat Eliminations / Reclassifications	Validus Share of AlphaCat Segment	AlphaCat Segment Eliminations / Reclassifications	AlphaCat Segment
Underwriting income
Investment income from cat bonds	—	$1,249	—	—	—	$1,249	—	$1,249	$(1,249)	—
Gross premiums written	—	93,221	(508)	—	3,295	96,008	508	96,516	—	96,516
Reinsurance premiums ceded	—	—	—	—	—	—	—	—	—	—
Net premiums written	—	94,470	(508)	—	3,295	97,257	508	97,765	(1,249)	96,516
Change in unearned premiums	—	(68,342)	7,622	—	(557)	(61,277)	(7,622)	(68,899)	—	(68,899)
Net premiums earned	—	26,128	7,114	—	2,738	35,980	(7,114)	28,866	(1,249)	27,617

Underwriting deductions
Losses and loss expenses	—	—	(3,462)	—	—	(3,462)	3,462	—	—	—
Policy acquisition costs	—	2,362	1,057	—	276	3,695	(1,057)	2,638	—	2,638
General and administrative expenses	2,081	32	170	526	645	3,454	(575)	2,879	1,158	4,037
Management fees expense	—	—	1,904	2,244	—	4,148	(4,148)	—	—	—
Share compensation expenses	77	—	—	—	—	77	—	77	—	77
Total underwriting deductions	2,158	2,394	(331)	2,770	921	7,912	(2,318)	5,594	1,158	6,752

Underwriting (loss) income	$(2,158)	$23,734	$7,445	$(2,770)	$1,817	$28,068	$(4,796)	$23,272	$(2,407)	$20,865

Net investment income (excluding cat bonds)	—	8	4	6	—	18	(6)	12	869	881
Variable funding note interest	—	(16,640)	—	15,527	—	(1,113)	(10,079)	(11,192)	11,192	—
Fee income	6,600	33	—	—	—	6,633	(2,323)	4,310	2,323	6,633
Other income	—	—	—	—	—	—	—	—	—	—
Finance expenses	—	—	(360)	(996)	(73)	(1,429)	1,296	(133)	(11,192)	(11,325)
Operating income (loss) before taxes	4,442	7,135	7,089	11,767	1,744	32,177	(15,908)	16,269	785	17,054
Income from operating affiliates	—	—	—	—	—	—	3,523	3,523	—	3,523
Tax benefit (expense)	—	—	—	—	—	—	—	—	—	—
Net operating income (loss)	$4,442	$7,135	$7,089	$11,767	$1,744	$32,177	$(12,385)	$19,792	$785	$20,577

Net realized gains on investments	—	—	—	—	—	—	—	—	—	—
Net unrealized (losses) gains on investments (excluding cat bonds)	—	—	—	—	(5,168)	(5,168)	—	(5,168)	380	(4,788)
Income from investment affiliate	—	—	—	—	—	—	—	—	—	—
Foreign exchange gains (losses)	1	(640)	(249)	(1,108)	(60)	(2,056)	869	(1,187)	—	(1,187)
Net income (loss)	$4,443	$6,495	$6,840	$10,659	$(3,484)	$24,953	$(11,516)	$13,437	$1,165	$14,602

Net loss attributable to noncontrolling interest	—	—	—	—	—	—	2,549	2,549	—	2,549
Net income (loss) available (attributable) to Validus	4,443	6,495	6,840	10,659	(3,484)	24,953	(8,967)	15,986	1,165	17,151

Selected ratios:
Net premiums written / Gross premiums written plus investment income from cat bonds		100.0%	100.0%		100.0%			100.0%		100.0%

Losses and loss expenses		—%	(48.7)%		—%			—%		—%

Policy acquisition costs		9.0%	14.9%		10.1%			9.1%		9.6%
General and administrative expenses (e)		0.1%	29.2%		23.6%			10.2%		14.9%
Expense ratio		9.1%	44.1%		33.7%			19.3%		24.5%

Combined ratio		9.1%	(4.6)%		33.7%			19.3%		24.5%
(a) AlphaCat Managers, Ltd., AlphaCat Reinsurance, Ltd. and AlphaCat Master Fund, Ltd. are 100% wholly owned by the Company.
(b) AlphaCat Re 2011, Ltd., AlphaCat Re 2012, Ltd. and AlphaCat 2013, Ltd. are included as equity method investments in the consolidated financial statements of the Company.
(c) The AlphaCat ILS funds are variable interest entities. Two of the funds are consolidated by the Company as Validus Re is deemed to be the primary beneficiary. The portion of these Funds' earnings attributable to third party investors is recorded in the consolidated statements of comprehensive income as 'net income attributable to noncontrolling interest'. The third fund is not consolidated by the Company as Validus Re is not deemed to be the primary beneficiary.
(d) The results of PaCRe, Ltd. ("PaCRe") are included in the consolidated financial statements of the Company. The portion of PaCRe's earnings attributable to third party investors are recorded in the consolidated statements of comprehensive income as 'net income attributable to noncontrolling interest'.
(e) The General and administrative expenses ratio includes share compensation expenses and management fees expense.